UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 25, 2011

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	000-14339	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)        Executive Compensation

On February 25, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Theragenics Corporation recommended, and the Board of Directors approved, the following actions relating to executive compensation.  Actions taken with respect to the compensation of M. Christine Jacobs, Chief Executive Officer (“CEO”) of the Company, were recommended by the Compensation Committee and approved by the independent Directors of the Company.

2011 Short-Term Incentive Program

The Board of Directors established a short-term incentive program for 2011 pursuant to the Company’s Cash Incentive Plan filed as Exhibit 10.31 to the Company’s Form 10-K for the year ended December 31, 2009. Under the 2011 short-term incentive program, each named Executive Officer will have a short-term incentive cash bonus opportunity based on financial and individual performance.  The individual target bonus opportunity for Ms. Jacobs is 70% of base salary, with a minimum bonus opportunity of 0% and a maximum of 140%.  The individual target bonus opportunity for the other Executive Officers ranges from 40% to 50% of base salary, with a minimum bonus opportunity of 0% and a maximum of 80% to 100% of base salary.

For each named Executive Officer, 50% of the bonus opportunity will be measured against established goals for revenue and measures of operating profit recommended by the Compensation Committee and approved by the Board; and 50% will be measured against individual performance goals.  With respect to Ms. Jacobs, her individual performance goals were reviewed and approved by the Compensation Committee and the independent Directors of the Company.  For the other named Executive Officers, individual performance goals were recommended by the Chief Executive Officer and reviewed and approved by the Compensation Committee and Board of Directors.

An executive officer who is not employed by the Company or an affiliate on December 31, 2011 forfeits unvested short-term incentive opportunities.  The short-term incentives become vested at the target amount for any executive officer who is employed by the Company or an affiliate at the time of a change in control.

2011 Long-Term Incentive Program

The Board of Directors approved long-term incentives for the January 1, 2011 to December 31, 2013 performance period, granting the following awards:

Executive Officer	Stock Options	Shares of Restricted Stock	Cash Bonus Opportunity (at Target Amount)
M. Christine Jacobs	109,900	57,900	$304,200
Francis J. Tarallo	71,100	37,400	202,000
Bruce W. Smith	67,900	35,700	189,600
Joseph Plante	58,200	30,600	165,100
Russell Small	58,200	30,600	165,100
Janet Zeman	58,200	30,600	165,100

The Stock Option and Restricted Stock Awards were made under the Theragenics Corporation 2006 Stock Incentive Plan.  The incentive stock options have an exercise price of $1.71 per share, equal to the closing price of the Company’s common stock, as quoted on the New York Stock Exchange, on February 25, 2011, the date of grant.  Twenty-five percent (25%) of the Stock Option and Restricted Stock Awards vest annually, commencing on February 25, 2012, provided the Executive remains employed with Theragenics or an affiliate.

Any unvested Stock Options vest upon the date of the Executive’s termination of employment with Theragenics or an affiliate due to death, disability, or upon a change in control of  the Company, as defined in the Stock Option Award.  Unvested Restricted Stock vests pro rata based on the number of days elapsed in the vesting period upon termination of employment due to death, disability or by the Company without cause, as defined in the terms and conditions of the Restricted Stock Award.  All unvested Restricted Stock vests upon a change in control of the Company.  Any Stock Options and Restricted Stock that have not become vested as of the date of the Executive’s termination of employment with Theragenics or an affiliate shall be forfeited. Ms. Jacobs’ employment agreement with the Company also provides for the vesting of her Stock Options and Restricted Stock in certain other events as described in the Company’s annual proxy statement.

The cash bonus opportunity component of the 2011 Long-Term Incentive Program is provided pursuant to the Cash Incentive Plan.  Fifty percent (50%) of the Cash Bonus Opportunity will be based upon the cumulative revenue of the Company for the period 2011 to 2013 (the “Revenue Goal”), and 50% will be based upon the cumulative earnings before interest, taxes, depreciation, amortization and share-based compensation (“Adjusted EBITDA”) of the Company for the same period (the “Adjusted EBITDA Goal”), in each case as measured relative to its strategic objectives over the 2011 to 2013 period reviewed and approved by the Compensation Committee and the Board.  Cumulative threshold, target and maximum amounts have been developed, based on the Company’s strategic plan, and the 2011 Long-Term Cash Bonus Award will be measured and paid according to the following schedules:

	Payout as Percent of Target Amount
Cumulative amount	Revenue Goal	Adjusted EBITDA Goal
Maximum (or greater)	100%	100%
Target	50%	50%
Threshold	25%	25%
Below threshold	0%	0%

If employment of the Executive with Theragenics or an affiliate is terminated before December 31, 2013 due to death, disability, or is terminated by the Company without cause, the Executive will be entitled to a pro rata cash bonus determined in accordance with the terms of the Award.  If employment is terminated for any other reason before December 31, 2013 (unless a change in control as defined in the Award occurs before then), the cash bonus opportunity will be forfeited.  If a change in control occurs before December 31, 2013, the cash award becomes vested at the target level, provided the Executive is employed by Theragenics or an affiliate as of the date of a change in control.

Modification to the 2008 Long-Term Incentive Program

The 2008 Long-Term Incentive Program (the “2008 Plan”) covered the January 1, 2008 to December 31, 2010 performance period.   The 2008 Plan included a cash bonus opportunity  of which fifty percent (50%) was based upon the cumulative revenue of the Company for the period 2008 to 2010 (the “Revenue Goal”), and 50% was based upon the cumulative earnings before interest, taxes, depreciation, amortization and share-based compensation, (“Adjusted EBITDA”) of the Company for the same period (the “Adjusted EBITDA Goal”), in each case as measured relative to its strategic objectives over the 2008 to 2010 period.  Cumulative threshold, target and maximum amounts were developed based on the Company’s strategic plan and reviewed and approved by the Compensation Committee and the Board upon the establishment of the 2008 Plan in February 2008.  Such targets included amounts based on assumed business acquisitions during the performance period.  General economic conditions deteriorated in the second half of 2008 leading to significant economic uncertainties and a recession in the U.S. and the rest of the world.  These macroeconomic conditions, among other reasons, prevented the Company from executing a strategy of business acquisitions during this period.  The Compensation Committee and the Board of Directors believes that not executing such business acquisitions was in the best interest of the Company and shareholders and accordingly, adjusted the Revenue Goal and the Adjusted EBITDA Goal in the 2008 Plan to remove the impact of assumed business acquisitions.  As a result of the modification of these goals, a cash bonus was earned for the Revenue Goal.  No such cash bonus was earned for the Adjusted EBITDA Goal.  The cash bonus earned was as follows:  M. Christine Jacobs, $71,592; Francis J. Tarallo, $34,773; Bruce W. Smith, $30,682.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THERAGENICS CORPORATION
(Registrant)

Dated March 1, 2011	By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

5